UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2023

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 W. 18th St, 5th Floor

New York, New York 10011

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Amendment Agreement

On June 14, 2023, DarioHealth Corp. (the “Company”) entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with Avenue Venture Opportunities Fund II, L.P. and Avenue Venture Opportunities Fund, L.P. (collectively, the “Holders”), relating to the warrants issued to the Holders on May 1, 2023 in conjunction with the execution of the Company’s Loan and Security Agreement. Pursuant to the Warrant Amendment Agreement, the Holders agreed to revise the warrants to remove the provision which previously adjusted the number of shares issuable upon exercise of the warrants and the exercise price in the event of a bona fide equity raise prior to September 30, 2023 at a price less than the then current exercise price of $3.334.

The forgoing description of the Company’s Warrant Amendment Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, the Company, upon obtaining the vote of a majority of the holders of the relevant classes of preferred stock, filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B Preferred Stock (the “Series B Certificate of Designation”), an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B-1 Preferred Stock (the “Series B-1 Certificate of Designation”), an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B-2 Preferred Stock (the “Series B-2 Certificate of Designation”), and an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B-3 Preferred Stock (the “Series B-3 Certificate of Designation”), all with the Secretary of State of the State of Delaware (collectively, the “Certificates of Designation”).

The Certificates of Designation were amended to remove the adjustment provision that permitted the reduction of the conversion price of the preferred stock in the event of a subsequent equity sale at a price per share less than the conversion price (subject to a floor of $3.00), for a period of ninety days following the issuance of the preferred shares. In addition, the 19.99% non-waivable blocker was removed from the Series B Certificate of Designation, Series B-2 Certificate of Designation and Series B-3 Certificate of Designation. Finally, the Series B-2 Certificate of Designation was amended to reflect that the issuance of any dividend shares to such holders shall be subject to the receipt of stockholder approval.

The filing of the Certificates of Designation were intended to amend and restate the terms mentioned above, and no additional securities were issued or sold as a result.

The forgoing description of the Company’s Series B Certificate of Designation, Series B-1 Certificate of Designation, Series B-2 Certificate of Designation and Series B-3 Certificate of Designation are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock.
3.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Preferred Stock.
3.3	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Preferred Stock.
3.4	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-3 Preferred Stock.
4.1	Form of Warrant Amendment Agreement, dated June 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2023	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary